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                                  EXHIBIT 5

                    MILLER, NASH, WIENER, HAGER & CARLSEN
                       ATTORNEYS AND COUNSELORS AT LAW
                          3500 U. S. BANCORP TOWER
                            111 S.W. FIFTH AVENUE
                        PORTLAND, OREGON  97204-3699
                          TELEPHONE (503) 224-5858
                          FACSIMILE (503) 224-0155



                               August 15, 1994


Louisiana-Pacific Corporation
111 S.W. Fifth Avenue
Portland, Oregon  97204

          Subject:  Registration Statement on Form S-8

Gentlemen:

          Reference is made to the Registration Statement on Form S-8 ("Registration Statement") to be filed by Louisiana-Pacific Corporation, a Delaware corporation ("Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 700,000 shares of the Company's Common Stock, $1 par value ("Shares"), to be issued under the Company's 1994 Employee Stock Purchase Plan ("Plan"), together with related rights thereunder.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

          Based on the foregoing, it is our opinion that:

          1. The Plan has been duly adopted and approved by all necessary corporate action.

          2. The Shares issuable under the Plan have been duly authorized and reserved for issuance.

          3. When the Shares are issued and sold by the Company as provided in the Plan while the Registration Statement is effective and in compliance with state securities laws, and when payment for the Shares to the extent and in the manner required by the Plan and not less than the par value thereof is received by the Company, the Shares will be legally issued, fully paid and nonassessable.

          We consent to the use of this opinion in the Registration Statement and in any amendments thereof.

                         Very truly yours,


                         /s/ MILLER, NASH, WIENER, HAGER & CARLSEN
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